UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2025

Comcast Corporation

(Exact Name of Registrant

as Specified in its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-32871	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

One Comcast Center
Philadelphia, PA	19103-2838
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CMCSA	The Nasdaq Stock Market LLC
0.000% Notes due 2026	CMCS26	The Nasdaq Stock Market LLC
0.250% Notes due 2027	CMCS27	The Nasdaq Stock Market LLC
1.500% Notes due 2029	CMCS29	The Nasdaq Stock Market LLC
0.250% Notes due 2029	CMCS29A	The Nasdaq Stock Market LLC
0.750% Notes due 2032	CMCS32	The Nasdaq Stock Market LLC
3.250% Notes due 2032	CMCS32A	The Nasdaq Stock Market LLC
1.875% Notes due 2036	CMCS36	The Nasdaq Stock Market LLC
3.550% Notes due 2036	CMCS36A	The Nasdaq Stock Market LLC
1.250% Notes due 2040	CMCS40	The Nasdaq Stock Market LLC
5.250% Notes due 2040	CMCS40A	The Nasdaq Stock Market LLC
5.50% Notes due 2029	CCGBP29	New York Stock Exchange
2.0% Exchangeable Subordinated Debentures due 2029	CCZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 5.03 below is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Articles.

On December 15, 2025, Comcast Corporation (“Comcast”) filed Amended and Restated Articles of Incorporation (the “Restated Articles”) with the Secretary of State of the Commonwealth of Pennsylvania eliminating from its articles of incorporation (the “Articles”) all non-operative references and provisions in the Articles relating to Series A Participating Cumulative Preferred Stock (which has no outstanding shares) and integrating into a single instrument a previous amendment that changed Comcast’s registered office provider.

The Restated Articles are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Class A Equivalent Stock Designation.

In connection with Comcast’s planned spin-off of certain cable networks and complementary digital assets through the pro rata distribution of shares of Versant Media Group, Inc. (“SpinCo”), on December 15, 2025, after the filing of the Restated Articles, Comcast filed with the Secretary of State of the Commonwealth of Pennsylvania Articles of Amendment to the Restated Articles (the “Designation Amendment”) to designate a new Class A Equivalent Preferred Stock (the “Preferred Shares”). The Designation Amendment was adopted by resolution of Comcast’s Board of Directors (the “Board”) pursuant to the Restated Articles, which vest in the Board the authority to provide for the authorization and issuance of one or more series of preferred stock within the limitations and restrictions set forth in the Restated Articles.

On December 15, 2025, Comcast entered into an exchange agreement with certain of its wholly-owned subsidiaries (the “Exchange Parties”) pursuant to which Comcast issued, for each share of Class A Common Stock of Comcast currently held by the Exchange Parties, 0.001 Preferred Shares (such transaction, the “Exchange”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. Comcast issued an aggregate of 872,791.0278 Preferred Shares to the Exchange Parties in the Exchange. The Exchange is intended to ensure that the Exchange Parties do not receive shares of Class A Common Stock of SpinCo (“SpinCo Common Stock”) in connection with the planned spin-off.

The Preferred Shares are redeemable, at the option of Comcast, for shares of Comcast’s Class A Common Stock. If Comcast completes the distribution of SpinCo Common Stock in the planned spin-off, then the Preferred Shares will automatically be redeemed by Comcast for shares of Comcast’s Class A Common Stock at the redemption rate set forth in the Designation Amendment. The Preferred Shares have such other powers, privileges, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, as are set forth in the Designation Amendment. The Designation Amendment is attached hereto as Exhibit 3.2, and is incorporated herein by reference, and the foregoing summary of the Preferred Shares is qualified in its entirety by reference thereto.

Item 9.01(d). Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation
3.2	Amendment to Amended and Restated Articles of Incorporation designating Class A Equivalent Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	December 15, 2025	By:	/s/ Elizabeth Wideman
		Name:	Elizabeth Wideman
		Title:	Senior Vice President, Senior Deputy General Counsel and Assistant Secretary